Exhibit 99.1

News Release

HNI and Steelcase Announce Election Deadline for Steelcase Shareholders to Elect Form of Merger Consideration

Election Deadline Set for 5:00 p.m., Eastern Time, on December 4, 2025

MUSCATINE, Iowa & GRAND RAPIDS, Mich., November 25, 2025 – HNI Corporation (“HNI”) (NYSE: HNI) and Steelcase Inc. (“Steelcase”) (NYSE: SCS) announced today that the deadline for Steelcase shareholders to elect the form of merger consideration they desire to receive in connection with HNI’s proposed acquisition of Steelcase pursuant to the agreement and plan of merger dated as of August 3, 2025 (the “Merger Agreement”) has been set for 5:00 p.m., Eastern Time, on December 4, 2025 (the “Election Deadline”). Completion of the transaction remains subject to approval by HNI and Steelcase shareholders and the satisfaction or waiver of other customary closing conditions.

To make an election, all Steelcase shareholders who have not previously made their cash, stock or mixed consideration elections must submit their election forms, together with, if applicable, any share certificates or a properly completed notice of guaranteed delivery, with respect to their shares so that such documents are received by Equiniti Trust Company, LLC, the exchange agent, at its designated office, by the Election Deadline. Steelcase shareholders that own shares in “street name” through a bank, broker or other nominee may have an earlier election deadline than the Election Deadline and will need to follow any procedures required by their bank, broker or other nominee, which will make an election on their behalf if they follow the instructions provided by the bank, broker or other nominee. Steelcase shareholders that own shares in “street name” through a bank, broker or other nominee are encouraged to consult with their bank, broker or other nominee as soon as possible regarding these procedures.

In accordance with the Merger Agreement, any Steelcase shareholder whose election form is not received in proper form by the exchange agent by the Election Deadline will be deemed to have made a mixed election, entitling such shareholder to receive, for each share of Steelcase common stock held by such shareholder a combination of 0.2192 shares of HNI common stock and $7.20 in cash without interest (the “Mixed Consideration”).

Elections made by Steelcase shareholders to receive all cash or all stock consideration will be subject to automatic adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of HNI common stock issued in the transaction is the same as what would be paid and issued if all holders of Steelcase common stock entitled to the merger consideration were to receive the Mixed Consideration at the effective time of the transaction, as provided in the Merger Agreement and described in the election forms and in the joint proxy statement/prospectus filed by Steelcase with the Securities and Exchange Commission on November 5, 2025. For purposes of determining the merger consideration payable to Steelcase shareholders that have elected to receive all cash or all stock consideration, the “HNI common stock reference price” and “Parent Common Stock Reference Price” referenced in the election forms and Merger Agreement, respectively, will be calculated as the volume-weighted (based on the number of shares of HNI common stock traded on each trading day used for this calculation) average closing price, rounded to four decimal places, of one share of HNI common stock on the New York Stock Exchange for the period of 10 consecutive trading days ending on the second full trading day preceding the closing date.

Beginning on November 6, 2025, election forms and accompanying instructions were mailed to Steelcase shareholders of record as of October 30, 2025. Steelcase shareholders, including those that acquired their shares after October 30, 2025, may request copies of these election materials and direct any questions regarding the election materials or the Election Deadline to Georgeson LLC at 1-866-585-3828.

About Steelcase Inc.

Steelcase Inc. (NYSE: SCS) is a global design and thought leader in the world of work. Our purpose is to help the world work better. Along with more than 30 creative and technology partner brands, we research, design and manufacture furnishings and solutions for many of the places where work happens — including offices, homes, and learning and health environments. Together with our 11,300 employees, we’re working toward better futures for the wellbeing of people and the planet. Our solutions come to life through our global community of expert Steelcase dealers in approximately 790 locations, store.steelcase.com and other retail partners. For more information, visit Steelcase.com.

About HNI Corporation

HNI Corporation (NYSE: HNI) has been improving where people live, work, and gather for more than 75 years. HNI is a manufacturer of workplace furnishings and residential building products, operating under two segments. The Workplace Furnishings segment is a leading global designer and provider of commercial furnishings, going to market under multiple unique brands. The Residential Building Products segment is the nation’s leading manufacturer and marketer of hearth products, which include a full array of gas, electric, wood, and pellet-burning fireplaces, inserts, stoves, facings, and accessories. More information can be found on the Corporation’s website at www.hnicorp.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, which involve risks and uncertainties. Any statements about HNI’s, Steelcase’s or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events and any other statements to the extent they are not statements of historical fact are forward-looking statements. Words, phrases or expressions such as “anticipate,” “believe,” “could,” “confident,” “continue,” “estimate,” “expect,” “forecast,” “hope,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “possible,” “potential,” “predict,” “project,” “target,” “trend” and similar words, phrases or expressions are intended to identify forward looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are based on information available and assumptions made at the time the statements are made. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

The following factors, among others, relating to the transaction (the “Transaction”) between HNI and Steelcase could cause actual results to differ materially from those expressed in or implied by forward-looking statements: the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against HNI or Steelcase; the possibility that the Transaction does not close when expected or at all because required shareholder approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, trade policy (including tariff levels), laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which HNI and Steelcase operate; any failure to promptly and effectively integrate the businesses of HNI and Steelcase; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of HNI’s or Steelcase’s customers, employees or other business partners, including those resulting from the announcement, pendency or completion of the Transaction; the dilution caused by HNI’s issuance of additional shares of its capital stock in connection with the Transaction; and the diversion of management’s attention and time to the Transaction from ongoing business operations and opportunities.

Additional important factors relating to Steelcase that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters, pandemics and other Force Majeure events; cyberattacks; changes in the legal and regulatory environment; changes in raw material, commodity and other input costs; currency fluctuations; changes in customer demand; and the other risks and contingencies detailed in Steelcase’s most recent Annual Report on Form 10-K and its other filings with the U.S. Securities and Exchange Commission (the “SEC”).

Additional important factors relating to HNI that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, HNI’s ultimate realization of the anticipated benefits of the acquisition of Steelcase; disruptions in the global supply chain; the effects of prolonged periods of inflation and rising interest rates; labor shortages; the levels of office furniture needs and housing starts; overall demand for HNI’s products; general economic and market conditions in the United States and internationally; industry and competitive conditions; the consolidation and concentration of HNI’s customers; HNI’s reliance on its network of independent dealers; change in trade policy, including with respect to tariff levels; changes in raw material, component, or commodity pricing; market acceptance and demand for HNI’s new products; changing legal, regulatory, environmental, and healthcare conditions; the risks associated with international operations; the potential impact of product defects; the various restrictions on HNI’s financing activities; an inability to protect HNI’s intellectual property; cybersecurity threats, including those posed by potential ransomware attacks; impacts of tax legislation; and force majeure events outside HNI’s control, including those that may result from the effects of climate change, a description of which risks and uncertainties and additional risks and uncertainties can be found in HNI’s most recent Annual Report on Form 10-K and its other filings with the SEC.

These factors are not necessarily all of the factors that could cause HNI’s, Steelcase’s or the combined company’s actual results, performance, or achievements to differ materially from those expressed in or implied by any forward-looking statements. Other unknown or unpredictable factors also could harm HNI’s, Steelcase’s or the combined company’s results.

All forward-looking statements attributable to HNI, Steelcase, or the combined company, or persons acting on HNI’s or Steelcase’s behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and HNI and Steelcase do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If HNI or Steelcase updates one or more forward-looking statements, no inference should be drawn that HNI or Steelcase will make additional updates with respect to those or other forward-looking statements. Further information regarding HNI, Steelcase and factors that could affect the forward-looking statements contained herein can be found in HNI’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its other filings with the SEC, and in Steelcase’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its other filings with the SEC.

No Offer or Solicitation

This communication is not an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information and Where to Find It

In connection with the Transaction, HNI filed with the SEC a Registration Statement on Form S-4 (SEC File No. 333-290205) to register the shares of HNI common stock to be issued in connection with the Transaction. The registration statement includes a joint proxy statement of HNI and Steelcase that also constitutes a prospectus of HNI. The registration statement became effective on November 4, 2025, and the definitive joint proxy statement/prospectus has been sent to the shareholders of each of HNI and Steelcase.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION REGARDING HNI, STEELCASE, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by HNI or Steelcase through the website maintained by the SEC at http://www.sec.gov or from HNI at its website, www.hnicorp.com, or from Steelcase at its website, www.steelcase.com (information included on or accessible through HNI’s website or Steelcase’s website is not incorporated by reference into this communication).